June 3, 2013

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street, N.W.

Washington, D.C. 20549

RE:	Florida Gaming Corporation

Commission File Number 0-9099

Dear Sir/Madam:

We have received a copy of, and are in agreement with, the statements being made by Florida Gaming Corporation in Item 4.01 of its Form 8-K/A (Amendment No. 1) dated March 27, 2013, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A (Amendment No. 1).

Very truly yours,

cc:	Florida Gaming Corporation